Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Hibernia Homestead Bancorp, Inc.

We consent to the incorporation by reference in the Registration Statement of Hibernia Homestead Bancorp, Inc. on Form S-8 (Registration Nos. 333-161812) of our report dated March 24, 2010, relating to the consolidated financial statements of Hibernia Homestead Bancorp, Inc., which appears in this Form 10-K.

A Professional Accounting Corporation

Metairie, Louisiana
March 29, 2010